Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Absolute Life Solutions, Inc., for the quarter ending May 31, 2010, I, Avrohom Oratz, Treasurer of the Company, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such quarterly Report on Form 10-Q for the year ending May 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such quarterly Report on Form 10-Q for the year ended May 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Absolute Life Solutions, Inc.

Date: July 15 , 2010

/s/ Avrohom Oratz
AVROHOM ORATZ Treasurer (principal financial officer and duly authorized officer)